EXHIBIT 99.1
Sila Realty Trust Announces Fourth Quarter and Year Ended 2024 Results
TAMPA, Fla. February 25, 2025 - Sila Realty Trust, Inc. (NYSE: SILA) (“Sila”, the “Company”, “we”, or “us”), a net lease real estate investment trust (“REIT”) with a strategic focus on investing in the growing and resilient healthcare sector, today announced operating results for the fourth quarter and year ended December 31, 2024.
Highlights for the quarter ended December 31, 2024:
•Net income of $11.1 million, or $0.20 per diluted share
•Cash net operating income*, or Cash NOI, of $41.0 million
•Adjusted funds from operations*, or AFFO, of $30.2 million, or $0.54 per diluted share
•Paid cash distributions per share of $0.40 and declared cash distributions per share of $0.27 for the quarter
•Changed the frequency of the distributions to stockholders from monthly distributions to quarterly distributions, effective in 2025, with the first quarterly distribution to be paid in the first fiscal quarter of 2025
•Entered into two mezzanine loans for the development of an inpatient rehabilitation facility and a behavioral healthcare facility in Lynchburg, Virginia, with total loan amounts of $12.5 million and $5.0 million, respectively
•Sold the Yucca Valley Healthcare Facility for a sales price of $1.7 million, generating net proceeds of $1.6 million
•Entered into a new triple-net lease agreement, effective December 13, 2024, with the Regents of the University of California for the El Segundo Healthcare Facility, which was previously leased to GenesisCare USA, Inc. and its affiliates, or GenesisCare, for an initial 10-year term, subject to two consecutive 5-year renewal options exercisable by the tenant (subject to certain conditions)
•Entered into 15 amended lease agreements, effective December 1, 2024, with certain subsidiaries of Post Acute Medical, LLC, or Post Acute Medical, related to 15 properties, extending the term of each lease to a 20-year remaining lease term, with each maturing on November 30, 2044, and no changes to the base rental rate

Highlights for the year ended December 31, 2024:
•Net income of $42.7 million, or $0.75 per diluted share
•Cash NOI of $168.6 million
•AFFO of $131.1 million, or $2.31 per diluted share
•Paid cash distributions per share of $1.60 and declared cash distributions per share of $1.47 for the year
•Listed on the New York Stock Exchange on June 13, 2024
•Concluded a modified "Dutch Auction" tender offer for an aggregate purchase price of approximately $50.0 million, excluding all related costs and fees
•Purchased eight operating healthcare properties, comprising approximately 307,000 rentable square feet for an aggregate purchase price of approximately $164.1 million
•Sold four healthcare facilities for an aggregate sale price of $18.7 million and generated net proceeds of $17.7 million
Subsequent Events
•On February 25, 2025, the Company's board of directors, or the Board, approved and authorized a quarterly cash dividend of $0.40 per share of common stock payable on March 26, 2025, to the Company's stockholders of record as of the close of business on March 12, 2025
•Entered into a senior unsecured revolving credit agreement for aggregate commitments available of up to $600 million, which replaced the Company's prior $500 million revolving line of credit
Management Commentary
"We achieved tremendous accomplishments in 2024, a landmark year for Sila Realty Trust. We believe we were successful in delivering on both of our external and internal growth objectives while executing the Company’s milestone listing on the New York Stock Exchange," stated Michael A. Seton, President and Chief Executive Officer of the Company. "I am extremely proud of the hard work and dedication of our leadership team and all of my colleagues during the year.
"As of year end, our portfolio exhibited high occupancy with an impressive weighted average remaining lease term of 9.7 years, due to, among other key leasing achievements, the amendment of all 15 leases with our largest tenant, Post Acute Medical, extending the remaining lease term of each individual lease to new 20-year terms. The extensions with Post Acute Medical are a testament, we believe, to our strong relationship with the company and their belief in, and long-term commitment to, the successful operations at our properties – a hallmark of Sila’s tenant relationships and property portfolio.
"As it pertains to acquisitions, we realized a meaningful increase to our portfolio of high quality healthcare facilities with the addition of eight properties for approximately $164.1 million. Additionally, during the fourth quarter, we closed on two mezzanine loans totaling $17.5 million for the development of an inpatient rehabilitation facility and behavioral healthcare facility. These loans are expected to provide the company with strong risk adjusted returns during the development period while creating future pipeline opportunities with purchase options for Sila for each facility upon completion of construction.
"We will strive and are committed to continue this momentum into 2025 with the support of our new revolving line of credit providing $600 million of undrawn availability for future growth. Looking ahead, I am encouraged by the growth opportunities we see in front of us. Our unique and enviable balance sheet position, coupled with our pipeline and exceptional team members, should allow for Sila's continued success into the new year and beyond."
*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and reconciliations to the most directly comparable GAAP measure.
Financial Results
Net Income (Loss)
Our GAAP net income for the fourth quarter of 2024 was $11.1 million, or $0.20 per diluted share, compared to a $9.0 million net loss, or $(0.16) per diluted share, for the fourth quarter of 2023. Our GAAP net income for the year ended 2024 was $42.7 million, or $0.75 per diluted share, compared to $24.0 million, or $0.42 per diluted share, for the year ended 2023.
Cash NOI
Cash NOI was $41.0 million for the fourth quarter of 2024, as compared to $42.8 million for the fourth quarter of 2023. The decrease in Cash NOI is the result of Cash NOI lost from dispositions exceeding Cash NOI gained from acquisitions, which is primarily related to the timing of redeployment of proceeds from dispositions, the amended master lease with GenesisCare, the vacancy as a result of the Steward Healthcare bankruptcy, and a decrease related to certain amended leases with lower rental rates in exchange for longer lease terms. This was partially offset by fourth quarter 2024 Cash NOI increases at our other same store properties compared to the fourth quarter of 2023, primarily as a result of rent increases.
Cash NOI was $168.6 million for the year ended 2024, as compared to $175.0 million for the year ended 2023. The decrease in Cash NOI is the result of Cash NOI lost from dispositions exceeding Cash NOI gained from acquisitions, which is primarily related to the timing of redeployment of proceeds from dispositions, the amended master lease with GenesisCare, the vacancy as a result of the Steward Healthcare bankruptcy, a decrease in lease termination fee income received, and a decrease related to certain amended leases with lower rental rates in exchange for longer lease terms. This was partially offset by the receipt of a one-time payment from GenesisCare as consideration for the removal of certain properties from the master lease and a same store Cash NOI* increase during the year ended 2024, as compared to the year ended 2023, primarily as a result of rent increases.
AFFO
AFFO was $30.2 million, or $0.54 per diluted share, during the fourth quarter of 2024, compared to $32.7 million, or $0.57 per diluted share, during the fourth quarter of 2023.
AFFO for the year ended 2024 was $131.1 million, or $2.31 per diluted share, compared to $132.7 million, or $2.32 per diluted share, for the year ended 2023.
Real Estate Portfolio Highlights
Investment Activity
During the quarter ended December 31, 2024, the Company entered into two mezzanine loans for the development of an inpatient rehabilitation facility and a behavioral healthcare facility in Lynchburg, Virginia, or the Mezzanine Loans. The

Mezzanine Loans have total loan amounts of $12.5 million and $5.0 million, respectively, and a maturity date of November 5, 2029. The Mezzanine Loans include purchase options for the Company for both the inpatient rehabilitation facility and the behavioral healthcare facility upon completion of construction. As of December 31, 2024, no amounts have been drawn on the Mezzanine Loans, and unfunded loan commitments totaled $17.5 million.
During the quarter ended December 31, 2024, the Company sold the Yucca Valley Healthcare Facility for a sales price of $1.7 million, generating net proceeds of $1.6 million.
Portfolio
As of December 31, 2024, Sila's well diversified real estate portfolio consisted of 135 properties comprising approximately 5.3 million rentable square feet. The weighted average remaining lease term was approximately 9.7 years with 20.3% of annualized base rent maturing in the next five years and a weighted average fixed rent escalation rate of 2.2%, excluding leases tied to the consumer price index.
As of December 31, 2024, the weighted average percentage of rentable square feet leased was 96.0%. There was a 0.5% increase in the weighted average percentage of rentable square feet leased during the fourth quarter ended December 31, 2024. The increase was primarily driven by a reduction of 12,240 vacant rentable square feet resulting from the sale of the Yucca Valley Healthcare Facility and the new lease agreement entered into at the El Segundo Healthcare Facility comprising 12,163 square feet.
Balance Sheet and Capital Markets Activities
Sila had a strong balance sheet and liquidity position totaling approximately $539.8 million, consisting of $39.8 million in cash and cash equivalents and $500.0 million of availability under its unsecured credit facility as of December 31, 2024.
On November 27, 2024, we entered into two interest rate swap agreements, which had an effective date of December 31, 2024, and an aggregate notional amount of $150.0 million. Additionally, on December 6, 2024, we entered into two interest rate swap agreements, which had an effective date of December 31, 2024, and an aggregate notional amount of $100.0 million. The four swaps have a maturity date of March 20, 2029, and were entered into to replace five interest rate swaps with an aggregate notional amount of $250.0 million that matured on December 31, 2024.
Total principal debt outstanding under the unsecured credit facility as of December 31, 2024, was $525.0 million and was fixed through 10 interest rate swap agreements. Of the 10 interest rate swap agreements, six interest rate swap agreements with an outstanding notional amount of $275.0 million mature on January 31, 2028, and four interest rate swap agreements with an outstanding notional amount of $250.0 million mature on March 20, 2029. The Company's weighted average interest rate on the total principal debt outstanding was 4.6%, including the impact of the interest rate swap agreements, as of December 31, 2024. As of December 31, 2024, net debt to enterprise value was approximately 26.5%.
Distributions
The Company's dividend payout to AFFO ratio was 73.3% for the quarter ended December 31, 2024. On October 18, 2024, the Board approved a change in the frequency of the Company's distributions to its stockholders from monthly distributions to quarterly distributions, effective in 2025. On February 25, 2025, the Board approved and authorized a quarterly cash dividend of $0.40 per share of Common Stock payable on March 26, 2025, to the Company's stockholders of record as of the close of business on March 12, 2025. The quarterly cash dividend of $0.40 per share represents an annualized amount of $1.60 per share.
Conference Call and Webcast
A conference call and audio webcast for investors and analysts will be held on Wednesday, February 26, 2025, at 11:00 a.m. Eastern Time to discuss our fourth quarter and year ended 2024 operating results and to answer questions. The live and archived webcast can be accessed on the "Events" page of the Company's website at investors.silarealtytrust.com or by direct link at events.q4inc.com/attendee/659931853. The archived webcast will be available for 12 months following the call.
About Sila Realty Trust, Inc.
Sila Realty Trust, Inc., headquartered in Tampa, Florida, is a net lease real estate investment trust with a strategic focus on investing in the growing and resilient healthcare sector. The Company invests in high quality healthcare facilities along the continuum of care, which, we believe, generate predictable, durable, and growing income streams. Our portfolio comprises high quality tenants in geographically diverse facilities, which are positioned to capitalize on the dynamic delivery of healthcare to patients. As of December 31, 2024, the Company owned 135 real estate properties and two undeveloped land parcels located in 65 markets across the U.S. For more information, please visit the Company's website at www.silarealtytrust.com.
Forward-Looking Statements
Certain statements contained herein, other than historical fact, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including statements about and references to Post Acute Medical's long-term commitment to the properties it leases from us, the returns during the development period with respect to the facilities on which we closed two mezzanine loans, the future pipeline opportunities with purchase options with respect to such facilities, our momentum into 2025, the growth opportunities we see in front of us, our balance sheet position, our pipeline, and our continued success into the new year and beyond. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events. Additional factors include those described under the section entitled Item 1A. "Risk Factors" of Part I of the Company's 2023 Annual Report on Form 10-K, as filed with the SEC on March 6, 2024, and the risk factors described under section Item 1A. "Risk Factors" of Part II of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, as filed with the SEC on August 7, 2024, copies of which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Supplemental Information
The Company routinely provides information for investors and the marketplace through press releases, SEC filings, public conference calls, and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases, public conference calls and SEC filings. A glossary of definitions (including those of certain non-GAAP financial measures) and other supplemental information may be found attached as Exhibit 99.2 to the Current Report on Form 8-K filed on February 25, 2025.
Non-GAAP Financial Measures
This press release includes certain financial performance measures not defined by United States generally accepted accounting principles, or GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.
These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance, as alternatives to cash flows from operating activities (determined in accordance with GAAP), or as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flows to fund all of our needs.
Investor Contact:
Miles Callahan, Senior Vice President of Capital Markets and Investor Relations
833-404-4107
IR@silarealtytrust.com

Consolidated Balance Sheets (amounts in thousands, except share data) (unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Real estate:
Land	$160,743	$157,821
Buildings and improvements, less accumulated depreciation of $277,024 and $227,156, respectively	1,546,877	1,470,831
Total real estate, net	1,707,620	1,628,652
Cash and cash equivalents	39,844	202,019
Intangible assets, less accumulated amortization of $122,208 and $102,456, respectively	125,655	134,999
Goodwill	17,700	17,700
Right-of-use assets	36,332	36,384
Other assets	79,923	79,825
Total assets	$2,007,074	$2,099,579
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Credit facility, net of deferred financing costs of $3,079 and $1,847, respectively	$521,921	$523,153
Accounts payable and other liabilities	33,405	30,381
Intangible liabilities, less accumulated amortization of $8,761 and $7,417, respectively	7,070	10,452
Lease liabilities	41,493	41,158
Total liabilities	603,889	605,144
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 61,779,631 and 61,154,404(1) shares issued, respectively; 55,075,006 and 56,983,564(1) shares outstanding, respectively	551	570
Additional paid-in capital	1,998,777	2,044,450
Distributions in excess of accumulated earnings	(607,499)	(567,188)
Accumulated other comprehensive income	11,356	16,603
Total stockholders’ equity	1,403,185	1,494,435
Total liabilities and stockholders’ equity	$2,007,074	$2,099,579

(1)     Retroactively adjusted for the effects of the Reverse Stock Split effective May 1, 2024.

Consolidated Quarterly and Annual Statements of Comprehensive Income (Loss) (amounts in thousands, except share data and per share amounts) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Rental revenue	$46,545	$45,914	$186,856	$189,065
Expenses:
Rental expenses	5,912	5,468	23,138	20,196
Listing-related expenses	—	—	3,012	—
General and administrative expenses	7,015	7,418	25,336	23,896
Depreciation and amortization	17,745	18,841	74,754	74,293
Impairment and disposition losses	—	17,544	1,210	24,252
Total operating expenses	30,672	49,271	127,450	142,637
Other (expense) income:
Gain on dispositions of real estate	265	—	341	22
Interest and other income	241	532	4,130	702
Interest expense	(5,265)	(6,171)	(21,220)	(23,110)
Total other (expense) income	(4,759)	(5,639)	(16,749)	(22,386)
Net income (loss) attributable to common stockholders	$11,114	$(8,996)	$42,657	$24,042
Other comprehensive (loss) income - unrealized (loss) gain on interest rate swaps, net	5,370	(12,820)	(5,247)	(11,387)
Comprehensive income (loss) attributable to common stockholders	$16,484	$(21,816)	$37,410	$12,655
Weighted average number of common shares outstanding:
Basic(1)	55,019,874	56,951,622	56,228,545	56,799,886
Diluted(1)	55,510,399	56,951,622	56,685,496	57,261,637
Net income (loss) per common share attributable to common stockholders:
Basic(1)	$0.20	$(0.16)	$0.75	$0.42
Diluted(1)	$0.20	$(0.16)	$0.75	$0.42

(1)     Retroactively adjusted for the effects of the Reverse Stock Split effective May 1, 2024.

Non-GAAP Financial Measures Reconciliation
A description of FFO, Core FFO and AFFO, and reconciliations of these non-GAAP measures to net income (loss), the most directly comparable GAAP measure, and a description of same store cash NOI and reconciliation of this non-GAAP measure to rental revenue, the most directly comparable GAAP measure, are provided below.
Reconciliation of Net Income (Loss) to FFO, Core FFO and AFFO (amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income (loss) attributable to common stockholders	$11,114	$(8,996)	$42,657	$24,042
Adjustments:
Depreciation and amortization of real estate assets	17,722	18,818	74,660	74,202
Gain on dispositions of real estate	(265)	—	(341)	(22)
Impairment and disposition losses	—	17,544	1,210	24,252
FFO(1)	$28,571	$27,366	$118,186	$122,474
Adjustments:
Listing-related expenses	—	—	3,012	—
Severance	19	1,318	1,885	1,401
Write-off of straight-line rent receivables related to prior periods	—	1,650	—	3,268
Accelerated stock-based compensation	61	318	936	318
Amortization of above (below) market lease intangibles, including ground leases, net	347	276	1,778	1,386
Loss on extinguishment of debt	—	—	228	—
Core FFO(1)	$28,998	$30,928	$126,025	$128,847
Adjustments:
Deferred rent(2)	456	456	3,510	1,644
Straight-line rent adjustments	(1,788)	(1,357)	(5,555)	(5,465)
Amortization of deferred financing costs	578	425	2,185	1,665
Stock-based compensation	1,991	2,245	4,914	5,966
AFFO(1)	$30,235	$32,697	$131,079	$132,657

(1)    The years ended December 31, 2024 and 2023 include $4,098,000 and $5,650,000, respectively, of lease termination fee income received.
(2)    The year ended December 31, 2024 includes a $2,000,000 severance fee received from GenesisCare in exchange for 10 properties removed from the prior master lease, or the Severed Properties, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.

Funds From Operations (FFO)
FFO is calculated consistent with the National Association of Real Estate Investment Trusts, or NAREIT's, definition, as net income (calculated in accordance with GAAP), excluding gains from sales of real estate assets, impairment of real estate assets and disposition losses from sales of real estate assets, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. We do not have any investments in unconsolidated partnerships or joint ventures. We believe FFO provides a useful understanding of our performance to investors and to our management, and when compared to year over year, FFO reflects the impact on our operations from trends in occupancy. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful.
Core FFO
The Company believes Core FFO is a supplemental financial performance measure that provides investors with additional information to understand the Company's sustainable performance. The Company calculates Core FFO by adjusting FFO to remove the effect of certain GAAP non-cash income and expense items, unusual and infrequent items that are not expected to impact its operating performance on an ongoing basis, items that affect comparability to prior periods and/or items that are not related to its core real estate operations. Excluded items include listing-related expenses, severance, write-off of straight-line rent receivables related to prior periods, accelerated stock-based compensation, amortization of above- and below-market lease intangibles (including ground leases) and loss on extinguishment of debt. Other REITs may use different methodologies for calculating Core FFO and, accordingly, the Company’s Core FFO may not be comparable to other REITs.
AFFO
The Company believes AFFO is a supplemental financial performance measure that provides investors appropriate supplemental information to evaluate the ongoing operations of the Company. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO by further adjusting Core FFO for the following items: deferred rent, current period straight-line rent adjustments, amortization of deferred financing costs and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO, Core FFO and AFFO should not be considered to be more relevant or accurate than the GAAP methodology in calculating net income or in its applicability in evaluating the Company's operational performance. The method used to evaluate the value and performance of real estate under GAAP should be considered a more relevant measure of operating performance and more prominent than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO.

Reconciliation of Net Income (Loss) to Same Store Cash Net Operating Income (Same Store Cash NOI) (amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Rental revenue	$46,545	$45,914	$186,856	$189,065
Rental expenses	(5,912)	(5,468)	(23,138)	(20,196)
Net operating income	40,633	40,446	163,718	168,869
Adjustments:
Straight-line rent adjustments, net of write-offs	(1,788)	293	(5,555)	(2,197)
Amortization of above (below) market lease intangibles, including ground leases, net	347	276	1,778	1,386
Internal property management fee	1,312	1,332	5,139	5,250
Deferred rent(1)	456	456	3,510	1,644
Cash NOI(1,2)	40,960	42,803	168,590	174,952
Non-same store cash NOI(2,3)	(3,168)	(4,759)	(21,133)	(28,888)
Same store cash NOI(4)	37,792	38,044	147,457	146,064
Listing-related expenses	—	—	(3,012)	—
General and administrative expenses	(7,015)	(7,418)	(25,336)	(23,896)
Depreciation and amortization	(17,745)	(18,841)	(74,754)	(74,293)
Impairment and disposition losses	—	(17,544)	(1,210)	(24,252)
Gain on dispositions of real estate	265	—	341	22
Interest and other income	241	532	4,130	702
Interest expense	(5,265)	(6,171)	(21,220)	(23,110)
Straight-line rent adjustments, net of write-offs	1,788	(293)	5,555	2,197
Amortization of above (below) market lease intangibles, including ground leases, net	(347)	(276)	(1,778)	(1,386)
Internal property management fee	(1,312)	(1,332)	(5,139)	(5,250)
Deferred rent(1)	(456)	(456)	(3,510)	(1,644)
Non-same store cash NOI(2,3)	3,168	4,759	21,133	28,888
Net income (loss) attributable to common stockholders	$11,114	$(8,996)	$42,657	$24,042

(1)    The year ended December 31, 2024 includes a $2,000,000 severance fee received from GenesisCare in exchange for the Severed Properties, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.
(2)    The years ended December 31, 2024 and 2023 include $4,098,000 and $5,650,000, respectively, of lease termination fee income received.
(3)    The year ended December 31, 2024 includes $1,471,000 of the total $2,000,000 severance fee received from GenesisCare in exchange for the Severed Properties, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.
(4)    The year ended December 31, 2024 includes $529,000 of the total $2,000,000 severance fee received from GenesisCare in exchange for the Severed Properties, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.

NOI
The Company defines net operating income, or NOI, a non-GAAP financial measure, as rental revenue, less rental expenses, on an accrual basis.
Same Store Properties
In order to evaluate the overall portfolio, management analyzes the NOI of same store properties. The Company defines "same store properties" as properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development, re-development, or classified as held for sale. By evaluating same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and readily observe the expected effects of new acquisitions and dispositions on net income. There were 125 same store properties for the quarters ended December 31, 2024 and 2023.
Cash NOI
The Company defines Cash NOI as NOI for its properties excluding the impact of GAAP adjustments to rental revenue and rental expenses, consisting of straight-line rent adjustments, net of write-offs, amortization of above- and below-market lease intangibles (including ground leases) and internal property management fees, then including deferred rent received in cash. Cash NOI is used to evaluate the cash-based performance of the Company’s real estate portfolio. Same store Cash NOI is calculated to exclude non-same store Cash NOI. The Company believes that NOI and Cash NOI both serve as useful supplements to net income because they allow investors and management to measure unlevered property-level operating results and to compare these results to the comparable results of other real estate companies on a consistent basis. Other real estate companies may use different methodologies for calculating Cash NOI and, accordingly, the Company’s Cash NOI may not be comparable to other real estate companies. The Company uses both NOI and Cash NOI to make decisions about resource allocations and to assess the property-level performance of the real estate portfolio.